EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Bruce D. Hertzke, Chairman of the Board and Chief Executive Officer of Winnebago Industries, Inc., certifies that pursuant to 18 U.S.C. §1350 as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(a)

This Quarterly Report on Form 10-Q (“periodic report”) of Winnebago Industries, Inc. (the “issuer”), for the quarter ended December 1, 2007 as filed with the Securities and Exchange Commission on the date of this certificate, which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)	the information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of the issuer.

Date:	January 8, 2008	By:	/s/ Bruce D. Hertzke
Bruce D. Hertzke
Chief Executive Officer